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                                                                 Exhibit 4.10(b)

Indenture of Trust, Mortgage and Security Agreement (Morgantown L2) between Morgantown OL2 LLC, as Owner Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated as of December 19, 2000

Indenture of Trust, Mortgage and Security Agreement (Morgantown L3) between Morgantown OL3 LLC, as Owner Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated as of December 19, 2000

Indenture of Trust, Mortgage and Security Agreement (Morgantown L4) between Morgantown OL4 LLC, as Owner Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated as of December 19, 2000

Indenture of Trust, Mortgage and Security Agreement (Morgantown L5) between Morgantown OL5 LLC, as Owner Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated as of December 19, 2000

Indenture of Trust, Mortgage and Security Agreement (Morgantown L6) between Morgantown OL6 LLC, as Owner Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated as of December 19, 2000

Indenture of Trust, Mortgage and Security Agreement (Morgantown L7) between Morgantown OL7 LLC, as Owner Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated as of December 19, 2000